UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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SM&A
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Steven S. Myers
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4/23/08 1 Presentation by Steven S. Myers Largest Shareholder of SM&A Seeking Election of Four Directors to the Company’s Board Despite 2007’s 37% revenue growth, 74% earnings growth and $28M in working capital, SM&A shares fell more than 40%. Corporate governance deficiencies require a reconstituted Board of Directors.

4/23/08 2 THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT PERTAIN TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEEDS OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF STEVEN S. MYERS, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO SM&A (THE "ISSUER"). CERTAIN FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BY SM&A. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. MR. MYERS ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION. MR. MYERS RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AS HE DEEMS APPROPRIATE. MR. MYERS DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. MR. MYERS HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENT OR INFORMATION INDICATED IN THIS PRESENTATION AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENT OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, IS ACCURATE. MR. MYERS SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING OR THIRD PARTY REPORT. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED IN THIS PRESENTATION. ANY ESTIMATES, PROJECTIONS AND PRO FORMA INFORMATION SET FORTH IN THIS PRESENTATION ARE BASED ON ASSUMPTIONS THAT MR. MYERS BELIEVES TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILLNOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MR. MYERS CURRENTLY OWNS AN AGGREGATE OF APPROXIMATELY 15.73% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE MR. MYERS FROM TIME TO TIME TO SELL ALL OR A PORTION OF HIS SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES. EACH OF MR. MYERS, KENNETH W. COLBAUGH, ALBERT S. NAGY AND REDGE E. BENDHEIM IS DEEMED A PARTICIPANT IN THE SOLICITATION OF PROXIES DESCRIBED IN THIS PRESENTATION (COLLECTIVELY, THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY OWNERSHIP OR OTHERWISE, IS AVAILABLE IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY MR. MYERS WITH THE SEC ON APRIL 18, 2008. ALL STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MR. MYERS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WERE FIRST MAILED TO STOCKHOLDERS OF THE ISSUER ON OR ABOUT APRIL 18, 2008. SM&A SHAREHOLDERS MAY OBTAIN COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, MR. MYERS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

4/23/08 3 Snapshot of SM&A • SM&A is a high-end technical/management services company with a Fortune 500 clientele. • It has a history of predictable revenues and costs. • Revenue and EPS guidance is expected to be reasonably accurate. • Recent deficiencies in guidance accuracy and credibility have eroded analyst and investor confidence and shareholder value.

4/23/08 4 We Offer a Board Slate Focused on Restoring and Growing Shareholder Value • 8 of 9 current Board members feel no pain when stock falls. – We propose a Board slate owning over 16% of stock. • The reconstituted Board will gain needed experience, skills and motivation: – Birth-to-now SM&A knowledge of operations, customers and finances. – Increased Board members with expertise in corporate finance. • This provides a Board committed to restoring investor and analyst confidence. The reconstituted Board’s personal shareholdings will better align them with the interests of all SM&A shareholders.

4/23/08 5 We Will Redress Critical Deficiencies in Corporate Governance and Oversight By replacing four Board members with our slate we will correct four critical issues impacting shareholder value: 1 - Provide better financial oversight to ensure reasonably accurate guidance. 2 - Correct accounting methodology to remedy negative impact of the PPI acquisition’s accounting process. 3 - Improve fiscal strategy to effectively deploy available cash. 4 - Reverse attrition of critical talent.

4/23/08 6 Issue 1 - Provide Better Financial Oversight Needed to Ensure Reasonably Accurate Financial Guidance • From SM&A’s listing as a public company in 1998 until 1Q07, we were proud of the accuracy of our financial guidance. – SM&A has mature management processes in place, many adapted from the founding leadership’s aerospace experience. • The past year has seen major guidance inaccuracies on three successive investor calls, with no coherent explanation and no subsequent correction. • This breakdown in accurate guidance led to a 40% destruction of shareholder value - despite major gains in SM&A sales and profits. Our proposed Board members include the leaders of SM&A during the era of high confidence and accurate guidance. Accurate guidance should reverse erosion of analyst and investor confidence

4/23/08 7 Strike 3 - Investor Call of 3/5/08 Strike 1 - Investor Call of 8/6/07 Strike 2 - Investor Call of 11/05/07 We offer four experienced Board candidates as shareholder advocates to provide credibility, transparency and accountability. Inadequate Board Oversight Led to Confusing, Negative Investor Calls That Damaged Shareholder Value

4/23/08 8 August 2007 - Contradictory and Inaccurate Revenue Guidance Undermined Investor Confidence • Q2 investor call of August 6, 2007 did not reflect expected accuracy. – 1H07 record revenue of $49.2M was reported. – CEO forecasted 2H07 revenue of $43.8M - actual result was $49.1M. • Guidance low by $5.3M (12%). – CEO forecasted full-year ’07 revenue of $93M - actual result was $98.3M. • Guidance low by $5.3M (5.7%). • Without specific Q3 guidance, analysts concluded Q3 revenue to be under $22M. – Actual result was $25.1M (14% higher). The CEO and Board failed to provide reasonably accurate guidance. Investor Call of 8/6/07 August 2007 Investor Call Revenue Period Guidance Actual % Error Second Half 2007 $43.8M $49.1M 12.1% Full Year 2007 $93M $98.3M 5.7% 3Q 2007 $22M* $25.1$ 14.1% *Implied

4/23/08 9 November 2007 - Contradictory and Inaccurate Revenue Guidance Continued The CEO and Board again failed to provide reasonably accurate guidance. Investor Call of 11/05/07 • In Q3 investor call of November 5, 2007: – CEO reported $74.3M revenue for first 9 months – Forecasted Q4 revenue of $20.7M • Actual result was $24.1M, $3.4M (16.4%) higher. – Full-year 2007 revenue guidance was increased to $95M • Actual revenue $98.3M, $3.3M (3.5%) higher • With only seven weeks left in 2007. November 2007 Investor Call Revenue Period Guidance Actual % Error 4Q 2007 20.7 24.1 16.4% Full Year 2007 95 98.3 3.5%

4/23/08 10 March 2008 - Continued the Pattern of Confusion and Disappointment SM&A's CEO and Board again failed to provide reasonably accurate guidance in 2008. Investor Call of 3/5/08 • SM&A ’07 revenue growth rate: – 37% total – 28% organic (not counting PPI acquisition) • CEO forecasted ’08 revenue growth of 10% – $108.1M implied • Analysts interpreted CEO to mean that: – Including PPI, SM&A would produce 5% revenue growth in ’08 – Other 5% would be from PMA acquisition. • Analyst report called ’08 revenue guidance “disconcerting” and “disappointing”. March 2008 Investor Call Revenue Growth Core With PPI With PMA Full Year 2007 Actual 37% Full Year 2008 Guidance 5% 10%

4/23/08 11 Analysis of ’08 Staffing Plan Reinforces Guidance Disconnect Revenue growth of at least 20% is more reasonable than the 10% CEO guidance. • At year-end ’07 400 employees, with 245 equivalent-persons billing labor. – Indirect head count was 14% or 56 people. – Direct labor reserve of 100 people. • Company in ’08 is planning to: – Hire 168 people. – Lose 60 (based on CEO’s estimate of 15% attrition). • Staff increases from 344 to 452 in 2008: – Assuming comparable staff increases in 2007 and 2008, this provides ~30% more billable hours assuming demand is there. • ~30% more revenue, without rate increase. • ~33% more revenue with 3% rate increase. Year-End Staffing Plan Analysis Period Total Staff Indirect Staff Billable Staff Deployed Staff % Billable Increase Year-End 2007 400 56 344 245 - 2008 (fixed indirect) 508 56 452 322 31% 2008 (fixed % indirect) 508 71 437 311 27%

4/23/08 12 SG&A Analysis Shows $0.34 EPS Guidance Provided for 2008 is Not Reconcilable and is Materially Low • CEO predicted a confusing set of ’08 numbers: – 10% revenue growth and % SG&A continues to decline – One-time charge of $1.4M for March offsite ($0.04) – But - EPS would be flat with ’07 - this was not explained! • ’07 EPS of $0.33 included several non-recurring charges, including: – $2.0M charge taken for administrative support to the two acquisitions ($0.06) – $1.3M charge for management transition expense ($0.04) • Expected further ’08 SG&A savings related to: – Loss of key sales and marketing personnel – Loss of several key management staff – Myers retirement on March 31, 2007 even when somewhat offset by Pace hiring, should enhance EPS by another $0.07 - leading to a total EPS disparity of 38% using CEO growth projection! CEO refused to provide any rationale, even in response to analysts’ questions, for the “bitterly disappointing” EPS forecast.

4/23/08 13 Issue 2 - Correct Accounting Methodology to Remedy Negative Impact of the PPI Acquisition Accounting Processes • In the March ’08 investor call the CEO revealed: – Earn-out portion of the 2/07 PPI purchase would be charged to SG&A, – Not included as part of purchase accounting, – Thereby impacting EPS by $0.19 over the life of the earn-out. • The 10K says that: – Company could pay up to $9.5M of the purchase price over a three-year period, – If earned, $3.5M will be allocated to goodwill and remainder recorded as SG&A expense. PPI accounting treatment turned what should have been an accretive deal into a seriously dilutive one. Earn-out allocations have a major impact on EPS • As of December 31, 2007, the selling shareholder of PPI earned approximately $2.7M: – $1.8M was additional purchase price and, – $958K was recorded as SG&A expense. Contradictory and Confusing Accounting Earn-out Allocations Data Source Goodwill P/L Original Intent $9.5M 0 Investor Call CEO explanation 0 $9.5M 10k Narrative $3.5M (37%) $6.0M (63%) Q4 Accounting $1.8M (74%) $958k (26%)

4/23/08 14 • Some cash might be used to take advantage of the stock price. – While some directors bought depressed stock, the Board did not direct stock purchases to be made for the Company: • The new Board slate has the experience to manage the large cash reserve and apply it, among other things, to: – Stock buyback (the Company had bought ~4M shares in past five years at above $6 per share) – Accretive acquisitions to enhance SM&A competitiveness and market share. Issue 3 - Improve Financial Strategy to Make Better Use of Cash The new Board members will propose that the Board promptly consider reactivating the stock buyback program. Company ended 2007 with $16M in cash and $28M in working capital. Name Purchase Date Sale Date Shares Price McCarthy 3/14/08 5,000 $ 4.10 McCarthy 3/13/08 5,000 $ 4.12 Hanger 3/12/08 1,500 $ 4.06 Bowes 3/12/08 1,000 $ 4.41 Reagan 3/11/08 2,000 $ 4.25 Hanger 11/19/07 (9,831) $ 6.50 Hanger 11/16/07 (1,719) $ 6.58 Hanger 11/15/07 (7,200) $ 6.43 McCarthy 6/13/07 (20,000) $ 7.00 McCarthy 6/12/07 (26,800) $ 7.00 McCarthy 5/2/07 (10,000) $ 7.51 McCarthy 5/1/07 (70,000) $ 7.59 Cash and Equivalents Short Term Investments Cash $18,000 $16,000 $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $- Mar-07 Jun-07 Sep-07 Dec-07 K$

4/23/08 15 Issue 4 - Reverse Recent Erosion of Critical Company Talent in Core Business Disciplines • SM&A operates in an intense competitive environment in which our core differentiator is our talented personnel. – Highly trained in our proprietary methods – Long experience with core customers • Adept at customer program management • Skilled at business capture and proposal management for our customers • Recent outflow of key personnel has diluted SM&A’s capacity to grow and has enhanced rival firms. – Core customers like to use consulting personnel they know and respect • Fully cognizant of sensitive data • Well-integrated into customers’ teams • Ready to take on no-bid follow-on work • Recent erosion in keys areas must be reversed: – Executive and Senior Management – Business Development, Sales and Marketing – Program/Proposal leadership – Program/Proposal support The new Board members would propose that within 30 days the Board act to reverse the negative staffing trends. The keen competitive environment requires SM&A to keep and grow our core personnel

4/23/08 16 These Issues are Correctable by a More Attentive and Experienced Board • The current Board was suited to the earlier times of SM&A: – Previous Leadership - An executive team with 20 years of SM&A experience - since the firm’s founding – Previous Board - Historically focused on helping management build the business via relationships with clients • In these different times, we offer four Board members with: – Extensive public company and SM&A experience, and – Crucial financial expertise • This will create a Board-Management team that can correct problems that have led to erosion in stock price. The new Board members would provide the strengthened oversight required by the current SM&A executive management.

4/23/08 17 Our Board Slate Has the Credentials to Provide Credibility, Transparency and Accountability • Steve Myers – Founded SM&A in 1982, Chairman and CEO until March 2007. President & CEO of Dolphin Capital Holdings, Inc., a private equity investment company. Serves on the board of NeoStem, Inc. (a biotech startup) and on the advisory board of QuantumSphere, Inc. (a nano-materials research & development firm). Previously served in seniormanagement and technical positions within the aerospace and defense industry. Graduated from Stanford University with a B.S. in Mathematics. • Ken Colbaugh – SM&A Director, EVP & COO 1990 to 1999, during which SM&A CAGR was 44%. From 2000 to 2005 cofounded high-end aerospace & defense strategy and litigation support consulting company. Currently a private equity investor in businesses across a wide array of industries. Previously served in senior management positions at several Lockheed Martin companies. Graduated from San Jose State University with a B.S. in Business Administration. • Al Nagy – SM&A Director from 2000 to 2005, chaired compensation and governance committees. Serves on the Supervisory Board of Directors of the international firm ThyssenKrupp Elevator AG, and on the boards of Olson and Mark IV. Served as CEO of three publicly traded partnerships. Graduated with honors from Dension University in Economics and Political Science and has his MA from Claremont Graduate University. • Redge Bendheim – Retired tax partner with KPMG LLP. For 30 years provided tax and financial planning to SM&A and other publicly traded and private firms. Was responsible for providing worldwide comprehensive consulting and compliance services to companies including United States Filters Corporation, Beckman Coulter, CKE Restaurants, Taco Bell, Del Taco, the Keith Companies, California Steel Industries and Clean Energy Fuels Corporation. Graduated with a Masters of Business Taxation and a Bachelors of Science from the University of Southern California. He is a Certified Public Accountant in California and a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. He is also an instructor for the Golden Gate University Masters of Business Taxation program.

4/23/08 18 Our Board Slate Complements the Capabilities and Knowledge of the Unchallenged Members • The four new members would replace: – Three incumbent Board Committee Chairs • William Bowes - Governance and Nominating Committee • Joseph Reagan - Compensation Committee • Robert Untracht - Audit Committee – Audit and Governance Committees member John Stenbit • Five unchallenged Board members will provide continuity of knowledge and complementary experience: – Dwight Hanger (Chairman of Board and member of Audit Committee) – Chris Lewis (member of Compensation Committee) – Robert Rodin (member of Governance Committee) – Cathy McCarthy (CEO) – Peter Pace (retired Chairman, JCS) • President and Chief Executive of SM&A Strategic Advisors Inc. The new Board will have greater knowledge, experience and commitment to better represent shareholders’ interests .

4/23/08 19 Summary - Our Board Slate is Focused on Shareholder Value • We offer four Board candidates representing the highest standards of corporate governance. – Hands-on oversight – Consistent and credible reporting – Transparency in all actions – Clear accountability • The four Board candidates provide: – Birth-to-now knowledge of SM&A (zero learning curve) – Expertise needed to enhance governance – Material “skin in the game” (16% stock ownership) • The reconstituted Board will have the knowledge, skills and motivation to: – Realign the firm’s strategy towards growth and shareholder value – Regain analyst and investor confidence – Re-motivate the work force to value SM&A careers